EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Multimedia Games Holding Company, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated November 17, 2011, relating to the consolidated financial statements, the effectiveness of Multimedia Games Holding Company Inc.’s internal control over financial reporting, and schedule of Multimedia Games Holding Company, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011.

/s/ BDO USA, LLP

BDO USA, LLP
Houston, Texas

May 14, 2012